UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 4, 2012, two purported class action lawsuits were filed in the U.S. District Court for the Western District of North Carolina against Chelsea Therapeutics International, Ltd. and certain of its executive officers: McIntyre v. Chelsea Therapeutics Int’l, Ltd. et al., Case No. 3:12-cv-213; and Albstein v. Chelsea Therapeutics Int’l, Ltd. et al., Case No. 3:12-cv-215.

The complaints generally allege that, during differing class periods, all of the defendants violated Sections 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 and the individual defendants violated Section 20(a) of the Exchange Act in making various statements related to Chelsea’s development of Northera™ (droxidopa) for the treatment of symptomatic neurogenic orthostatic hypotension (NOH) and the likelihood of FDA approval. The class period alleged in the McIntyre complaint runs from November 3, 2008 and March 28, 2012, and the class period alleged in the Albstein complaint is between June 9, 2011 and February 17, 2012. The complaints seek unspecified damages, interest, attorneys’ fees, and other costs.

Additional similar lawsuits might be filed. Chelsea and its officers believe all of the claims in these lawsuits are without merit and intend to vigorously defend themselves against these claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: April 10, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer